EXHIBIT 99.9

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (this “Agreement”), dated as of September 19, 2008, is by and among (a) Viking Asset Management, LLC, a California limited liability company, as Bridge Agent (as defined below), (b) the Bridge Buyers (as defined below), (c) Viking Asset Management, LLC, a California limited liability company, as Initial Purchase Agent (as defined below), and (d) the Initial Buyers (as defined below).

R E C I T A L S:

A. South Texas Oil Company, a Nevada corporation (together with its successors and assigns and any receiver, trustee or debtor-in-possession on its behalf or on behalf of any successor or assign, the “Borrower”), and the Bridge Buyers have entered into that certain Securities Purchase Agreement dated as of the date hereof (as amended, restated, supplemented, refinanced or otherwise modified from time to time as permitted hereunder, the “Bridge Purchase Agreement”), pursuant to which the Bridge Buyers made loans to Borrower secured by liens on and security interests in substantially all of the assets and properties of Borrower and the Obligors (as defined herein).

B. Borrower and Initial Buyers have entered into that certain Securities Purchase Agreement dated as of April 1, 2008 (as amended, restated, refinanced, supplemented or otherwise modified from time to time as permitted hereunder, the “Initial Purchase Agreement”), pursuant to which Initial Buyers made loans to Borrower secured by liens on and security interests in substantially all of the assets and properties of Borrower and the Obligors.

C. Bridge Agent, on behalf of itself and the Bridge Buyers, the Bridge Buyers, the Initial Purchase Agent, on behalf of itself and the Initial Buyers, and the Initial Buyers, desire to enter into this Agreement to, among other things, (i) confirm the relative priorities of the Liens (as defined herein) of Bridge Agent, on behalf of itself and the Bridge Buyers, and Initial Purchase Agent, on behalf of itself and the Initial Buyers, in the assets and properties of Borrower and the Obligors, and (ii) provide for the orderly sharing among them, in accordance with such priorities, of the Proceeds of such assets and properties upon any foreclosure thereon or other disposition thereof.

In consideration of the mutual benefits accruing to Bridge Agent, the Bridge Buyers, Initial Purchase Agent and the Initial Buyers hereunder and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

Section 1. DEFINITIONS

All terms defined in the Uniform Commercial Code as in effect in the State of New York, unless otherwise defined herein, shall have the meanings set forth therein, and all other capitalized terms used herein but not defined shall have the meanings set forth in the Bridge Purchase Agreement. In addition, as used in this Agreement (including in the preamble and recitals above), the following terms shall have the meanings ascribed to them below (all references to any term in the plural shall include the singular and all references to any term in the singular shall include the plural):

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bridge Agent” shall mean Viking Asset Management, LLC, a California limited liability company, in its capacity as collateral agent for the Bridge Buyers, and its successors and assigns in such capacity.

“Bridge Buyer” shall mean (a) each “Buyer” party to the Bridge Purchase Agreement, (b) each holder of a Bridge Note (as defined in the Bridge Purchase Agreement) and (c) each other holder of all or any portion of the Bridge Debt, and their respective successors and assigns, in each case in their capacities as such (including any other lender or group of lenders that at any time succeeds to or refinances, replaces or substitutes for all or any portion of the Bridge Debt at any time and from time to time).

“Bridge Debt” shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower or any Obligor to the Bridge Agent and/or any Bridge Buyer evidenced by or arising under the Bridge Purchase Documents, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising during or after the initial or any renewal term of the Bridge Purchase Documents or after the commencement of any Insolvency Proceeding with respect to Borrower or any Obligor (and including, without limitation, the payment of interest, fees, costs and other charges which would accrue and become due but for the commencement of such Insolvency Proceeding whether or not such amount is allowed or allowable in whole or in part in any such Insolvency Proceeding), and in each case, whether or not allowed or allowable in an Insolvency Proceeding.

“Bridge Default” shall mean a Default under any Bridge Purchase Document.

“Bridge Purchase Documents” shall mean the Bridge Purchase Agreement, the Bridge Notes, each of the Bridge Security Documents (as defined in the Bridge Purchase Agreement), the Conveyances of Limited Overriding Royalty Interests (as defined in the Bridge Purchase Agreement), this Agreement and all other agreements, documents and instruments at any time executed and/or delivered by Borrower or any Obligor or any other Person with, to or in favor of Bridge Agent or any Bridge Buyer in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, replaced, renewed, refinanced or restated, except in violation of Section 2.9 hereof.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Buyer Party” and “Buyer Parties” shall mean, individually or collectively as the context may require, Bridge Agent, the Bridge Buyers, Initial Purchase Agent and the Initial Buyers, and their respective successors and assigns.

“Cash Proceeds” shall mean all Proceeds of any Collateral received by any Grantor or Buyer Party consisting of cash, checks or the like.

“Collateral” shall mean all assets and properties of any kind whatsoever, real or personal, tangible or intangible and wherever located, whether now owned or hereafter acquired, of Borrower or any Obligor on which a Lien is granted under any of the Purchase Documents.

“Default” shall mean an “Event of Default” or similar term, as such terms are defined in the Bridge Notes, and an “Event of Default” or similar term, as such terms are defined in the Notes (as defined in the Initial Purchase Agreement), so long as any such Purchase Document is in effect.

“Discharge of Bridge Debt” shall mean the payment in full in cash or any other form of consideration that is expressly acceptable to each Bridge Buyer (provided that the acceptance in any one instance by a Bridge Buyer of such other form of consideration shall not be deemed to be a waiver or relinquishment of such Bridge Buyer’s right to decline such other form of consideration at any other time) of the Bridge Debt (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted). If after receipt of any payment of, or Proceeds applied to the payment of, the Bridge Debt, Bridge Agent or any Bridge Buyer is required to surrender or return such payment or Proceeds to any Person for any reason, then the Bridge Debt intended to be satisfied by such payment or Proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or Proceeds had not been received by Bridge Agent or any Bridge Buyer, as the case may be, and no Discharge of Bridge Debt shall be deemed to have occurred.

“Discharge of Initial Purchase Debt” shall mean the payment in full in cash or any other form of consideration that is expressly acceptable to each Initial Buyer (provided that the acceptance in any one instance by an Initial Buyer of such other form of consideration shall not be deemed to be a waiver or relinquishment of such Initial Buyer’s right to decline such other form of consideration at any other time) of the Initial Purchase Debt (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted). If after receipt of any payment of, or Proceeds applied to the payment of, the Initial Purchase Debt, Initial Purchase Agent or any Initial Buyer is required to surrender or return such payment or Proceeds to any person for any reason, then the Initial Purchase Debt intended to be satisfied by such payment or Proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or Proceeds had not been received by Initial Purchase Agent or any Initial Buyer, as the case may be, and no Discharge of Initial Purchase Debt shall be deemed to have occurred.

“Discharge of Senior Debt” shall mean the payment in full in cash of the Senior Debt (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted). If after receipt of any payment of, or Proceeds applied to the payment of, the Senior Debt, any holder of Senior Debt is required to surrender or return such payment or Proceeds to any Person for any reason, then the Senior Debt intended to be satisfied by such payment or Proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or Proceeds had not been received by such holder of Senior Debt, and no Discharge of Senior Debt shall be deemed to have occurred.

“Enforcement Action” shall mean (i) the exercise of any rights and remedies in respect of the Collateral by the applicable Buyer Party or Buyer Parties (other than demand for payment of any Bridge Debt or Initial Purchase Debt or acceleration thereof), (ii) any action by any Buyer Party to foreclose on the Lien of such Person in any Collateral, (iii) any action by any Buyer Party to take possession of, sell or otherwise realize (judicially or non-judicially) upon any Collateral (including, without limitation, by setoff or notification of account debtors), and/or (iv) the commencement by any Buyer Party of any legal proceedings against or with respect to any Collateral to facilitate the actions described in clauses (i) through (iii) above, including the commencement of any Insolvency Proceeding. In addition, solely with respect to Initial Purchase Debt held by Initial Buyers other than Marquis, “Enforcement Action” shall also mean (a) taking from or for the account of any Obligor or any Person, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by such Obligor with respect to such portion of the Initial Purchase Debt, (b) suing for payment of, or initiating or participating with others in any suit, action or proceeding against any Obligor to (1) enforce payment of or to collect the whole or any part of such portion of the Initial Purchase Debt or (2) commence judicial enforcement of any of the rights and remedies under the Initial Purchase Documents or applicable law with respect to such portion of the Initial Purchase Debt, including, without limitation, commencing an Insolvency Proceeding, (c) accelerating such portion of the Initial Purchase Debt, (d) exercising any put option or to cause any Obligor to honor any redemption or mandatory prepayment obligation under any Initial Purchase Document, (d) notifying account debtors or directly collect accounts receivable or other payment rights of any Obligor, or (e) exercising in any other manner any remedies with respect to such portion of the Initial Purchase Debt set forth in any Initial Purchase Document or that otherwise might be available to such Initial Buyer at law, in equity, pursuant to judicial proceeding or otherwise.

“Grantors” shall mean Borrower and each Obligor.

“Initial Buyer” shall mean each “Buyer” party to the Initial Purchase Agreement, each holder of a Note (as defined in the Initial Purchase Agreement) and each other holder of all or any portion of the Initial Purchase Debt, and their respective successors and assigns, in each case in their capacities as such (including any other lender or group of lenders that at any time succeeds to or refinances, replaces or substitutes for all or any portion of the Initial Purchase Debt at any time and from time to time).

“Initial Purchase Agent” shall mean Viking Asset Management, LLC, a California limited liability company, in its capacity as collateral agent for the Initial Buyers, and its successors and assigns in such capacity.

“Initial Purchase Debt” shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower or any Obligor to Initial Purchase Agent and/or any Initial Buyer evidenced by or arising under the Initial Purchase Documents, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Initial Purchase Documents or after the commencement of any

Insolvency Proceeding with respect to Borrower or any Obligor (and including, without limitation, the payment of interest, fees, costs and other charges which would accrue and become due but for the commencement of such Insolvency Proceeding, whether or not such amount is allowed or allowable in whole or in part in any such Insolvency Proceeding), and in each case, whether or not allowed or allowable in an Insolvency Proceeding.

“Initial Purchase Default” shall mean a Default under any Initial Purchase Document.

“Initial Purchase Documents” shall mean the Initial Purchase Agreement, the Notes, the Warrants (as defined in the Initial Purchase Agreement), the Replacement Override Conveyances (as defined in the Initial Purchase Agreement) and all agreements, documents and instruments at any time executed and/or delivered by a Borrower or any Obligor or any other Person with, to or in favor of the Initial Buyers and/or Initial Purchase Agent in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, replaced, renewed, refinanced or restated, except in violation of Section 2.9 hereof.

“Insolvency Proceeding” shall mean, as to any Person, any insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors or other proceeding for the liquidation, dissolution or other winding up of any Grantor or any of its Subsidiaries or any of their respective properties.

“Lien” shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).

“Marquis” shall mean Longview Marquis Master Fund, L.P., British Virgin Islands limited partnership, and its successors and assigns.

“Obligors” shall mean, individually and collectively, any Person (other than Borrower) liable on or in respect of the Initial Purchase Debt or the Bridge Debt, and each of their successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such Person or on behalf of any such successor or assign.

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, or other entity or governmental unit (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Proceeds” shall mean "proceeds" as defined in Article 9 of the UCC as in effect in the state of New York on the date hereof with respect to Collateral, including any payment or property received on account of any secured claim in any Insolvency Proceeding.

“Purchase Documents” shall mean, collectively, the Bridge Purchase Documents and the Initial Purchase Documents.

“Senior Debt” shall mean the Bridge Debt and all Initial Purchase Debt held by Marquis and any future holder in replacement thereof.

“Subsidiary” shall mean, with respect to any Person, (i) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding equity securities having ordinary voting power to elect a majority of the governing body of such corporation (irrespective of whether, at the time, equity securities of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such equity securities whether by proxy, agreement, operation of law or otherwise, and (ii) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner.

“UCC” shall mean the Uniform Commercial Code, as amended and in effect in any applicable jurisdiction.

Section 2. PAYMENTS; SECURITY INTERESTS; PRIORITIES; REMEDIES

2.1 Priorities.

(a) The Bridge Agent, for itself and on behalf of the Bridge Buyers, hereby acknowledges that the Initial Purchase Agent, for the benefit of itself and the Initial Buyers, has been granted Liens upon all of the Collateral pursuant to the Initial Purchase Documents to secure the Initial Purchase Debt. The Initial Purchase Agent, for itself and on behalf of the Initial Buyers, hereby acknowledges that the Bridge Agent, for the benefit of itself and the Bridge Buyers, has been granted Liens upon all of the Collateral pursuant to the Bridge Purchase Documents to secure the Bridge Debt.

(b) Notwithstanding the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a Lien in favor of a Buyer Party in any Collateral, and notwithstanding any conflicting terms or conditions which may be contained in any of the Purchase Documents, the Liens of Bridge Agent upon the Collateral have and shall have priority over the Liens of Initial Purchase Agent upon the Collateral (and such Liens of Initial Purchase Agent are and shall be junior and subordinate to the Liens of Bridge Agent upon the Collateral). The priorities given to the Liens of Bridge Agent upon the Collateral pursuant to this Section 2.1(b) and the terms of this Agreement shall continue to govern the relative rights and priorities of Bridge Agent and the Bridge Buyers, on the one hand, and Initial Purchase Agent and the Initial Buyers, on the other hand, even if all or any part of the Liens in favor of a Buyer Party are subordinated, avoided, disallowed, unperfected, set aside or otherwise invalidated, whether pursuant to an Insolvency Proceeding, any other judicial proceeding or otherwise, and this Agreement shall be reinstated if at any time any payment of any of the Bridge Debt is rescinded or must be returned by any holder thereof or any representative of such holder.

(c) Each Buyer Party shall be solely responsible for perfecting and maintaining the perfection of its Lien in and to each item constituting the Collateral in which such Buyer Party has been granted a Lien. The foregoing provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Buyer Parties and shall not impose on any Buyer Party any obligations in respect of the disposition of Proceeds of any Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law. The Initial Purchase Agent, on behalf of itself and the Initial Buyers, agrees that it and they will not object to or contest, in any proceeding (including, without limitation, an Insolvency Proceeding) or otherwise, the validity, extent, perfection, priority or enforceability of the Liens of the Bridge Agent, for the benefit of itself and the Bridge Buyers, upon the Collateral; provided, that the foregoing is not intended and shall not be deemed or construed to limit the ability of the Initial Purchase Agent or any of the Initial Buyers to enforce the terms and provisions of this Agreement. The Bridge Agent, on behalf of itself and the Bridge Buyers, agrees that it and they will not object to or contest, in any proceeding (including, without limitation, an Insolvency Proceeding) or otherwise, the validity, extent, perfection, priority or enforceability of the Liens of the Initial Purchase Agent, on behalf of itself and the Initial Buyers, upon the Collateral; provided, that the foregoing is not intended and shall not be deemed or construed to limit the ability of the Bridge Agent or any of the Bridge Buyers to enforce the terms and provisions of this Agreement.

(d) Notwithstanding anything to the contrary contained in the Initial Purchase Documents, until the Discharge of Senior Debt, in no event shall Initial Purchase Agent or the Initial Buyers be permitted to receive or retain any cash payment of principal, interest, fees, costs, expenses or other amounts on account of the Initial Purchase Debt unless such payment is made solely on account of Senior Debt (and made or delivered to the applicable holder of Senior Debt). No Default shall be deemed to exist under any Initial Purchase Document as a result of the operation of this Section 2.1(d). This Section 2.1(d) shall not apply to any cash payment of principal, interest, fees, costs, expenses or other amounts received prior to the effective date of this Agreement on account of the Initial Purchase Debt.

2.2 No Alteration. The priorities of the Liens provided in this Agreement shall not be altered or otherwise affected by (a) any amendment, modification, supplement, extension, renewal, restatement, replacement or refinancing of the Bridge Debt or the Initial Purchase Debt, nor (b) any action or inaction which any of the Buyer Parties may take or fail to take in respect of the Collateral. The parties hereto acknowledge and agree that it is their intention that the Collateral securing the Bridge Debt and the Collateral securing the Initial Purchase Debt as of the date hereof be identical in all material respects and, in furtherance of such intent, the parties hereto agree: (a) to cooperate in good faith in order to determine, upon any request by the Bridge Agent or the Initial Purchase Agent, the specific assets included in the Collateral securing their respective obligations, the steps taken to perfect the Liens thereon and the identity of the respective parties obligated under any Purchase Document, and (b) any Lien obtained by any

Buyer Party in respect of any judgment obtained in respect of any obligations shall be subject in all respects to the terms of this Agreement.

2.3 Application of Proceeds. All Proceeds of Collateral received by any Buyer Party shall be distributed (a) first, to Bridge Agent, for application to the Bridge Debt, as a permanent repayment thereof, in accordance with the terms of the Bridge Purchase Documents as in effect on the date hereof, until the Discharge of Bridge Debt, (b) second, to Initial Purchase Agent, for application to the Initial Purchase Debt that constitutes Senior Debt, until the Discharge of Senior Debt, (c) third, to Initial Purchase Agent, for application to the remaining Initial Purchase Debt, until the Discharge of Initial Purchase Debt and (d) fourth, to the Person legally entitled thereto.

2.4 Insurance and Condemnation Awards. Each Buyer Party agrees that any Collateral or Proceeds thereof or payment with respect thereto received by any Buyer Party in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation) with respect to Collateral, shall be promptly transferred or paid over to the applicable Buyer Party entitled thereto in accordance with Section 2.3 for application to the Bridge Debt or Initial Purchase Debt, as applicable, in accordance with Section 2.3, in the same form as received and with any necessary endorsements or assignments or as a court of competent jurisdiction may otherwise direct. Until the Discharge of Senior Debt, the holders of Senior Debt shall have the sole and exclusive right, subject to the rights of the Borrower and Obligors under the applicable Purchase Documents, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of any Collateral. In the event the holders of Senior Debt permit the Borrower or any Obligor to utilize the proceeds of insurance to replace Collateral, the Purchase Documents shall be deemed to permit such use of proceeds.

2.5 Exercise of Rights.

(a) Subject to the terms and conditions set forth in this Agreement, Bridge Agent and the Bridge Buyers shall have the right to manage, perform and enforce the terms of the Bridge Purchase Documents with respect to the Collateral, to exercise and enforce all privileges and rights thereunder according to their discretion and the exercise of their business judgment, including, without limitation, the right to take or retake control or possession of the Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate the Collateral, and to incur expenses in connection with such sale, lease or other disposition and to exercise all of the rights and remedies of a secured lender under the UCC of any applicable jurisdiction. In conducting any public or private sale under the UCC, the Bridge Agent shall give the Initial Purchase Agent not less than five (5) days prior notice of such sale or notice of such sale as may be required under the applicable UCC; provided, however, that, subject to Section 2.10 hereof, ten (10) days’ notice shall be deemed in all respects to be commercially reasonable notice.

(b) Until the Discharge of Senior Debt, neither the Initial Purchase Agent nor any Initial Buyer (other than Marquis) shall, without the prior written consent of the holders of the Senior Debt, take any Enforcement Action.

(c) Notwithstanding anything to the contrary contained herein, neither Initial Purchase Agent nor any Initial Buyer will hinder, delay or contest any Enforcement Action taken by Bridge Agent, any Bridge Buyer, or Marquis (in the case of Marquis, in respect of the Initial Purchase Debt) to the extent such Buyer Party is diligently pursuing such Enforcement Action in good faith and in a commercially reasonable manner and in compliance with the terms of this Agreement.

(d) At any time in connection with an Enforcement Action taken at the direction of the Bridge Agent or Bridge Buyers, the Initial Purchase Agent shall release or otherwise terminate its Liens on the subject Collateral in favor of the Initial Buyers (including a release of Obligors on a guaranty to the extent such Enforcement Action consists of a sale of all of the equity securities of such Obligor which have been pledged to Initial Purchase Agent), to the extent such Collateral is to be sold or otherwise disposed of pursuant to an Enforcement Action; provided that such release shall not extend to or otherwise affect any of the rights of the Initial Buyers to Liens on and security interests in the proceeds from any such sale or other disposition of Collateral, subject to the terms hereof.

(e) Bridge Agent and Bridge Buyers may at all times take, or direct Initial Purchase Agent to take, Enforcement Actions in respect of the Collateral to the extent permitted by the terms and provisions of the Bridge Purchase Documents and the Initial Purchase Documents, in each case without notice to or further consent of the Initial Buyers.

2.6 [Reserved].

2.7 No Impairment. Nothing in this Agreement shall be construed to in any way limit or impair the right of: (a) Initial Purchase Agent and Initial Buyers to bid for or purchase Collateral at any private or judicial foreclosure upon such Collateral initiated by Bridge Agent and Bridge Buyers or (b) Initial Purchase Agent and Initial Buyers to join (but not control) any foreclosure or other judicial Lien enforcement proceeding with respect to the Collateral initiated by Bridge Agent and Bridge Buyers, so long as such Person does not delay or interfere in any material respect with the exercise by Bridge Agent and Bridge Buyers of their respective rights as provided in this Agreement.

2.8 [Reserved].

2.9 Amendments to Purchase Documents.

(a) Bridge Agent and the Bridge Buyers may at any time and from time to time without the consent of or notice to Initial Purchase Agent or any Initial Buyer, without incurring liability to Initial Purchase Agent or any Initial Buyer and without impairing or releasing the obligations of Initial Purchase Agent or any Initial Buyer under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any Bridge Debt, or amend, supplement, restate or otherwise modify in any manner any Bridge Purchase Document; provided that Bridge Agent and the Bridge Buyers shall not, without the prior written consent of Initial Buyers holding greater than fifty percent (50%) of the outstanding principal balance of the Initial Purchase Debt, agree to any modification, amendment, consent or supplement to the Bridge Purchase Documents, the effect of which is to (i) increase any applicable interest rate margin with respect to the Bridge Debt by more than two hundred (200) basis points in excess of the interest rate margins set forth in the Bridge Purchase Agreement as in effect on the date hereof, except in connection with the imposition of the default rate of interest applicable to the Bridge Debt in accordance with the terms of the Bridge Purchase Documents as in effect on the date hereof or (ii) shorten the final scheduled maturity date of the Bridge Debt.

(b) Initial Purchase Agent and the Initial Buyers shall not change the manner or place of payment or extend the time of payment of or renew or alter any Initial Purchase Debt, or amend, supplement, restate or otherwise modify in any manner any Initial Purchase Document, without the prior written consent of the holders of greater than fifty percent (50%) of the outstanding principal balance of the Bridge Debt.

2.10 Default Notices. Each of Initial Purchase Agent and Bridge Agent shall endeavor to give to the other Buyer Party concurrently with the giving thereof to the Borrower and/or Obligors (i) a copy of any written notice by such Buyer Party of a Default under its respective Purchase Documents with the Borrower and/or Obligors, or written notice of demand of payment from the Borrower and/or Obligors and (ii) a copy of any written notice sent by such Buyer Party to the Borrower and/or Obligors at any time a Default under such Buyer Party’s Purchase Documents with the Borrower and/or Obligors exists stating such Buyer Party’s intention to exercise any of its enforcement rights or remedies, including written notice pertaining to any foreclosure on any of the Collateral or other judicial or non-judicial remedy in respect thereof to the extent permitted hereunder, and any legal process served or filed in connection therewith; provided, that the failure of any party to give notice as required hereby shall not affect the relative priorities of any Buyer Party’s respective Liens as provided herein or the validity or effectiveness of any such notice as against the Borrower or any Obligor.

2.11 Waivers; Incorrect Payments. Each Buyer Party, to the fullest extent permitted by applicable law, waives as to each other Buyer Party any requirement regarding, and agrees not to demand, request, plead or otherwise claim the benefit of, any marshalling, appraisement, valuation or other similar right that may otherwise be available under applicable law. If prior to the Discharge of Senior Debt any payment (whether made in cash, securities or other property) is received by Initial Purchase Agent or any Initial Buyer on account of the Initial Purchase Debt other than Senior Debt in violation of any term or provision of this Agreement, such payment shall not be commingled with any asset of Initial Purchase Agent or such Initial Buyer, shall be held in trust by such Person for the benefit of the holders of Senior Debt and shall promptly be paid over to the applicable holder of Senior Debt entitled thereto, or its designated representative, for application to the payment of the Senior Debt then remaining unpaid.

Section 3. [Reserved].

Section 4. INSOLVENCY

4.1 Insolvency Proceedings. In the event of any Insolvency Proceeding:

(a) all Senior Debt first shall be paid in full in cash before any payment (whether made in cash, securities or other property) of or with respect to the Initial Purchase Debt other than Senior Debt shall be made;

(b) any payment which, but for the terms hereof, otherwise would be payable or deliverable in respect of the Initial Purchase Debt other than Senior Debt shall be paid or delivered directly to the holders of Senior Debt (to be held and/or applied first to the repayment of any and all then outstanding Bridge Debt in accordance with the terms of the Bridge Purchase Agreement and then to the payment of any and all then outstanding Initial Purchase Debt constituting Senior Debt) until the Discharge of Senior Debt, and Initial Purchase Agent and each Initial Buyer irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and deliveries, and Initial Purchase Agent and each Initial Buyer also irrevocably authorizes, empowers and directs the Bridge Agent to demand, sue for, collect and receive every such payment or distribution (on its behalf and for the other holders of Senior Debt);

(c) each of Initial Purchase Agent and each Initial Buyer agrees to execute and deliver to the Bridge Agent or its representative all such further instruments confirming the authorization referred to in the foregoing clause (b); and

(d) each of Initial Purchase Agent and each Initial Buyer agrees to execute, verify, deliver and file any proofs of claim in respect of the Initial Purchase Debt requested by the Bridge Agent in connection with any such Insolvency Proceeding and hereby irrevocably authorizes, empowers and appoints the Bridge Agent its agent and attorney-in-fact to execute, verify, deliver and file such proofs of claim upon the failure of such Person promptly to do so (and in any event prior to fifteen (15) days before the expiration of the time to file any proof of claim in respect of the Initial Purchase Debt); provided the Bridge Agent shall have no obligation to execute, verify, deliver, and/or file any such proof of claim.

4.2 Reorganization Securities. If, in any Insolvency Proceeding, debt obligations of any reorganized Grantor secured by Liens upon any property of such reorganized Grantor are distributed, pursuant to a plan of reorganization, on account of both the Bridge Debt and the Initial Purchase Debt, then, to the extent the debt obligations distributed on account of the Bridge Debt and on account of the Initial Purchase Debt are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

4.3 No Challenges to Claims. The Initial Purchase Agent, for itself and on behalf of the Initial Buyers, agrees that neither Initial Purchase Agent nor any Initial Buyer shall oppose or seek to challenge any claim by Bridge Agent or any Bridge Buyer for allowance in any Insolvency Proceeding of any Bridge Debt, including those consisting of post-petition interest, fees or expenses. The Bridge Agent, for itself and on behalf of the Bridge Buyers, agrees that neither Bridge Agent nor any Bridge Buyer shall oppose or seek to challenge any claim by Initial Purchase Agent or any Initial Buyer for allowance in any Insolvency Proceeding of any Initial Purchase Debt, including those consisting of post-petition interest, fees or expenses.

4.4 Separate Grants of Security and Separate Classes. Each of the parties hereto irrevocably acknowledges and agrees that (a) the claims and interests of the Initial Purchase Agent and the Initial Buyers, on the one hand, and Bridge Agent and the Bridge Buyers, on the other hand, are not “substantially similar” within the meaning of Section 1122 of the Bankruptcy Code, or any comparable provision of any other law governing an Insolvency Proceeding, (b) the grants of the Liens to secure the Bridge Debt and the grants of the Liens to secure the Initial Purchase Debt constitute two separate and distinct grants of Liens, (c) Bridge Agent’s and Bridge Buyers’ rights in the Collateral are fundamentally different from Initial Purchase Agent’s and Initial Buyers’ rights in the Collateral and (d) as a result of the foregoing, among other things, the Bridge Debt and the Initial Purchase Debt must be separately classified in any plan of reorganization proposed or adopted in any Insolvency Proceeding.

4.5 Survival After Bankruptcy. This Agreement shall be applicable both before and after the institution of any Insolvency Proceeding involving Borrower or any other Grantor, including, without limitation, the filing of any petition by or against Borrower or any other Grantor under the Bankruptcy Code or under any other applicable law governing an Insolvency Proceeding and all converted or subsequent cases in respect thereof, and all references herein to Borrower or any Grantor shall be deemed to apply to the trustee for Borrower or such Grantor and Borrower or such Grantor as debtor-in-possession. The relative rights of the Buyer Parties in or to any distributions from or in respect of any Collateral or Proceeds shall continue after the institution of any Insolvency Proceeding involving Borrower or any other Grantor, including, without limitation, the filing of any petition by or against Borrower or any other Grantor under the Bankruptcy Code or under any other applicable law governing an Insolvency Proceeding and all converted cases and subsequent cases, on the same basis as prior to the date of such institution, subject to any court order approving the financing of, or use of cash collateral by, Borrower or any other Grantor as debtor-in-possession, or any other court order affecting the rights and interests of the parties hereto not in conflict with this Agreement. This Agreement shall constitute a subordination agreement for the purposes of Section 510(a) of the Bankruptcy Code and shall be enforceable in any Insolvency Proceeding in accordance with its terms.

4.6 Preference Issues. If Bridge Agent or any Bridge Buyer is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Grantor or any other person any amount (a “Recovery”), then the Bridge Debt shall be reinstated to the extent of such Recovery and Bridge Agent and the Bridge Buyers shall be entitled to a reinstatement of Bridge Debt with respect to all such recovered amounts. If Initial Purchase Agent or any Initial Buyer is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Grantor or any other person any Recovery, then the Initial Purchase Debt shall be reinstated to the extent of such Recovery and the Initial Purchase Agent and Initial Buyers shall be entitled to a reinstatement of Initial Purchase Debt with respect to all such recovered amounts. If, in connection with any Recovery, this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

Section 5. MISCELLANEOUS

5.1 Representations and Warranties. Each Buyer Party a party hereto hereby represents and warrants (on its own behalf and not on behalf of any other Buyer Party) to the other Buyer Party that: (i) the execution, delivery and performance of this Agreement by such Buyer Party is within the powers of such Buyer Party, have been duly authorized by such Buyer Party, and do not contravene any law, any provision of any of the Purchase Documents to which such Buyer Party is a party or any other agreement to which such Buyer Party is a party or by which it is bound, (ii) this Agreement constitutes the legal, valid and binding obligations of such Buyer Party, enforceable in accordance with its terms and shall be binding on it (except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles) and (iii) such Buyer Party has the power and authority to execute this Agreement on behalf of the Initial Buyers and Bridge Buyers, as applicable, and the Initial Buyers and Bridge Buyers shall be bound hereby as a result of such execution.

5.2 Modifications to this Agreement. Any waiver, permit, consent or approval by any Buyer Party of or under any provision, condition or covenant to this Agreement must be in writing and shall be effective only to the extent it is set forth in writing and as to the specific facts or circumstances covered thereby. Any amendment of this Agreement must be in writing and signed by Bridge Agent and Initial Purchase Agent.

5.3 Successors and Assigns. This Agreement shall be binding upon each Buyer Party and its respective successors and assigns and shall inure to the benefit of each Buyer Party and its respective successors, participants and assigns. In connection with any participation or other transfer or assignment of the Bridge Debt or the Initial Purchase Debt, a Buyer Party shall disclose to such participant or other transferee or assignee the existence and terms and conditions of this Agreement. The Bridge Purchase Documents and Initial Purchase Documents shall provide that at all times Bridge Agent and Initial Purchase Agent have the power and authority to bind the respective Buyer Parties for which it acts as agent to the terms of this Agreement and to act as agent for the applicable Buyer Parties in respect of receiving all notices to be delivered to a Buyer Party hereunder.

5.4 Agent for Perfection.

(a) Each Buyer Party agrees to hold any Collateral that can be perfected by the possession or control (as control is contemplated as a manner of perfection under the UCC) of such Collateral (or of any account in which such Collateral is held), and any such Collateral or any such account that is in fact in the possession or under the control of a Buyer Party, or of agents or bailees of such Buyer Party (such Collateral being referred to herein as the “Pledged Collateral”), as bailee and agent for and on behalf of the other Buyer Parties solely for the purpose of perfecting the security interest granted to the other Buyer Parties in such Pledged Collateral (including, but not limited to, any securities or any deposit accounts or securities accounts, if any) pursuant to the Bridge Purchase Documents or Initial Purchase Documents, as applicable, subject to the terms and conditions of this Section 5.4. Prior to the Discharge of Bridge Debt, any Collateral in the possession or under the control of Initial Purchase Agent or any Initial Buyer shall be forthwith delivered to the Bridge Agent, except as otherwise may be required by applicable law or court order, subject in each case to the terms of this Agreement.

(b) Until the Discharge of Bridge Debt has occurred, the Bridge Agent shall, subject to the terms of this Agreement, be entitled to deal with the Pledged Collateral in accordance with the terms of the Bridge Purchase Documents as if the Liens of Initial Purchase Agent under the Initial Purchase Documents did not exist.

(c) Each Buyer Party shall have no obligation whatsoever to the other Buyer Parties to assure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4. The duties or responsibilities of each Buyer Party under this Section 5.4 shall be limited solely to holding the Pledged Collateral as bailee and agent for and on behalf of the other Buyer Parties for purposes of perfecting the Lien held by such other Buyer Parties.

(d) Each Buyer Party shall not have by reason of the Bridge Purchase Documents, the Initial Purchase Documents or this Agreement or any other document a fiduciary relationship in respect of the other Buyer Parties and shall not have any liability to the other Buyer Parties in connection with its holding the Pledged Collateral, other than for its gross negligence or willful misconduct as determined by a final, non-appealable order of a court of competent jurisdiction.

5.5 Transfer of Pledged Collateral to Initial Purchase Agent. Upon the Discharge of Bridge Debt, to the extent permitted under applicable law, Bridge Agent shall promptly, without demand and without recourse or warranty, transfer the possession and control of the Pledged Collateral, if any, then in its possession or control to Initial Purchase Agent, except in the event and to the extent (a)  Bridge Agent and Bridge Buyers have retained or otherwise acquired such Collateral in full or partial satisfaction of any of the Bridge Debt and otherwise not in contravention of this Agreement, (b) such Collateral is sold or otherwise disposed of by Bridge Agent or any Bridge Buyer or by a Grantor as provided herein or (c) it is otherwise required by any order of any court or other governmental authority or applicable law or would result in the risk of liability of Bridge Agent to any third party. The foregoing provision shall not impose on Bridge Agent any obligations which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or other governmental authority or any applicable law. In connection with any transfer described herein to Initial Purchase Agent, Bridge Agent agrees to take reasonable actions in its power (with all reasonable costs and expenses in connection therewith to be for the account of Initial Purchase Agent and to be paid by Borrower) as shall be reasonably requested by Initial Purchase Agent to permit Initial Purchase Agent to obtain, for its benefit and the benefit of the Initial Buyers, a first priority security interest in such Pledged Collateral.

5.6  Notices. All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed duly given, made or received: if delivered in person, immediately upon delivery; if by facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if mailed by certified mail, return receipt requested three (3) days after mailing to the parties at their addresses set forth below (or to such other addresses as the parties may designate in accordance with the provisions of this Section):

If to Bridge Agent:
Viking Asset Management, LLC
600 Montgomery Street, 44th Floor

San Francisco, CA 94111
Attention: S. Michael Rudolph
Facsimile: (415) 981-5301

with a copy to:
Viking Asset Management, LLC
10 Glenville Street, 3rd Floor
Greenwich, CT 06831
Attention: Robert J. Brantman
Facsimile: (646) 840-4958

and to:
Katten Muchin Rosenman LLP
525 W. Monroe St.
Chicago, Illinois 60661
Attention: Mark Wood, Esq.
Facsimile: (312) 902-1061

If to Initial Purchase Agent:
Viking Asset Management, LLC
600 Montgomery Street, 44th Floor
San Francisco, CA 94111
Attention: S. Michael Rudolph
Facsimile: (415) 981-5301

with a copy to:
Viking Asset Management, LLC
10 Glenville Street, 3rd Floor
Greenwich, CT 06831
Attention: Robert J. Brantman
Facsimile: (646) 840-4958

and to:
Katten Muchin Rosenman LLP
525 W. Monroe St.
Chicago, Illinois 60661
Attention: Mark Wood, Esq.
Facsimile: (312) 902-1061

Either of the above Buyer Parties may change the address(es) to which all notices, requests and other communications are to be sent by giving written notice of such address change to the other Buyer Party in conformity with this Section 5.6, but such change shall not be effective until notice of such change has been received by the other Buyer Party.

5.7 GOVERNING LAW; JURISDICTION; JURY TRIAL. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN

THE STATE OF NEW YORK. EACH BUYER PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE NEW YORK CITY, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH BUYER PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY DEPOSIT WITH A NATIONALLY RECOGNIZED OVERNIGHT DELIVERY SERVICE, TO SUCH BUYER PARTY AT THE ADDRESS FOR SUCH NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH BUYER PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

5.8 Final Agreement; Counterparts. This Agreement is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement with respect to the subject matter hereof. This Agreement and any amendments hereto may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when counterparts have been signed by each party hereto and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. At the request of any party, each other party shall promptly re-execute an original form of this Agreement or any amendment hereto and deliver the same to the other party. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

5.9 No Third Party Beneficiaries. This Agreement is solely for the benefit of the Buyer Parties and their respective successors, participants and assigns, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

5.10 Continuing Agreement. This Agreement is a continuing agreement and shall remain in full force and effect until the Discharge of Bridge Debt. Each

5.11  Buyer Party shall be responsible for keeping itself informed of (a) the financial condition of the Borrower and the Obligors and all other all endorsers, obligors and/or guarantors of the Bridge Debt and/or Initial Purchase Debt and (b) all other circumstances bearing upon the risk of nonpayment of the Bridge Debt and Initial Purchase Debt. No Buyer Party shall have any duty to advise any other Buyer Party of information known to it regarding such condition or any such other circumstances. No Buyer Party assumes any liability to any other Buyer Party or to any other Person with respect to: (i) the financial or other condition of Borrower or Obligors, (ii) the enforceability, validity, value or collectibility of the Bridge Debt, Initial Purchase Debt, any Collateral therefor or any guarantee or security which may have been granted in connection with any of the foregoing or (iii) Borrower’s or any Obligor’s title or right to transfer any Collateral or security.

5.12 Equitable Remedies. The parties hereto acknowledge that the provisions of this Agreement are reasonable and necessary to protect the interests of the parties hereto, that any violation of this Agreement will result in an irreparable injury to the aggrieved party and that damages at law would not be reasonable or adequate compensation to such aggrieved party for violation of this Agreement and that, in addition to any other available remedies, the aggrieved party shall be entitled to have the provisions of this Agreement specifically enforced by preliminary and permanent injunctive relief without the necessity of proving actual damages or posting a bond or other security to an equitable accounting of all earnings, profits and other benefits arising out of any violation of this Agreement.

5.13 Subrogation. Subject to the Discharge of Senior Debt, the Initial Purchase Agent and Initial Buyers (to the extent of their interest in Initial Purchase Debt other than Senior Debt) shall be subrogated to the extent of any payments or distributions made by the Initial Purchase Agent and/or Initial Buyers to the holders of Senior Debt, or to the extent payments made on account of the Initial Purchase Debt are otherwise applied to payment of the Senior Debt, in each instance, solely by reason of the provisions of this Agreement, to any rights of the holders of Senior Debt to receive payments and distributions on account of the Senior Debt and/or of Proceeds of Collateral applicable to the Senior Debt, if any, until the indefeasible payment in full in cash of all Initial Purchase Debt other than Senior Debt. For purposes of such subrogation, no payments or distributions to the holders of Senior Debt of any cash, securities or other property to which the Initial Purchase Agent or Initial Buyers (to the extent of their interest in Initial Purchase Debt other than Senior Debt) would have been entitled, except for the provisions of this Agreement, and no payments pursuant to the provisions of this Agreement to the holders of Senior Debt by Initial Purchase Agreement and/or any Initial Buyer, shall be deemed to be a payment or distribution by any Grantor to or on account of the Senior Debt, it being understood and agreed that the provisions of this Section 5.13 are solely for the purpose of defining the relative rights of the holders of Senior Debt, on the one hand, and the Initial Purchase Agent and

Initial Buyers (to the extent of their interest in Initial Purchase Debt other than Senior Debt), on the other hand.

5.14 Waiver. Each of Viking Asset Management, LLC, as Bridge Agent and Initial Purchase Agent, Marquis and The Longview Fund, L.P. (“Longview”), as an Initial Buyer, acknowledges and agrees that (i) Katten Muchin Rosenman LLP (“Katten”) regularly represents each of Bridge Agent, Initial Purchase Agent, Marquis and Longview on various matters, including matters similar to those contemplated by this Agreement, and represented each of Bridge Agent, Initial Purchase Agent, Marquis and Longview in connection with the Initial Purchase Agreement and the other documents contemplated thereby, (ii) Marquis has requested that Katten draft, and Katten has drafted, this Agreement and that certain September 2008 Waiver and Amendment to Senior Notes, by and among Borrower, its Subsidiaries and each of the Initial Buyers (the “Amendment”), based on terms provided to Katten by Marquis, (iii) the interests of each of Marquis and Longview differ, and may be adverse to, those of the other with respect to this Agreement and the Amendment, and the interests of any of the parties hereto may otherwise be adverse to the interests of other parties hereto, (iv) Longview has retained separate counsel to represent Longview in connection with negotiating this Agreement and the Amendment, and the terms and provisions hereof and thereof, (v) Katten has represented Marquis in connection with any negotiation between or among the parties hereto with respect to this Agreement and the Amendment, but, in the event of any dispute arising between or among Bridge Agent, Initial Purchase Agent, Marquis and Longview in connection with, or relating to, this Agreement or the Amendment, Katten will be unable to represent any of Bridge Agent, Initial Purchase Agent, Marquis or Longview, and (vi) each of Bridge Agent, Initial Purchase Agent, Marquis and Longview consents to Katten’s representation of Marquis as described above, notwithstanding the existence of any potential or actual conflicts of interest between or among Bridge Agent, Initial Purchase Agent, Marquis and Longview.

5.15 Right of First Refusal. Any proposed transfer of any holder of Senior Debt shall be subject to the following:

(a) Any holder of Senior Debt (the “Offeror”) proposing to transfer all or any of the Senior Debt pursuant to the terms of a bona fide offer received from any person or entity shall send written notice (the “Offer”) to The Longview Fund, L.P., a California limited partnership (the “Offeree”), to offer such Senior Debt (the “Offered Debt”) on the terms of the proposed transfer. The Offer shall disclose the identity of the proposed transferee, the Offered Debt proposed to be sold, the total amount of Senior Debt owned by the Offeror and the terms and conditions, including price, of the proposed sale. The Offer shall further state that the Offeree may acquire, in accordance with the provisions of this Agreement, all, but not less than all, of the Offered Debt for the price and upon the other terms and conditions, including, deferred payment (if applicable), set forth therein. The Offeree may accept such Offer and purchase the Offered Debt by giving the Offeror written notice to that effect within five (5) days after being served with the Offer. Upon the Offeree’s acceptance of such Offer, Offeree shall consummate the purchase of the Offered Debt within five (5) days after the date of such acceptance.

(b) If the Offeree fails to accept such Offer, then the Offeror, at the expiration of the aforementioned five (5) day period, shall be entitled to transfer the Offered Debt not purchased by the Offeree to the proposed transferee(s) identified in the Offer; provided, however, that in no event shall the Offeror transfer any of the Offered Debt to any transferee other than such accepting Offeree or such proposed transferee(s) or transfer the same on terms more favorable to the buyer(s) than those stated in the Offer.

[remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Intercreditor Agreement to be duly executed as of the day and year first above written.

BRIDGE AGENT:
VIKING ASSET MANAGEMENT, LLC, as Bridge Agent

By: _________________________________
Name:
Title:

BRIDGE BUYER:

LONGVIEW MARQUIS MASTER FUND, L.P.,
a British Virgin Islands limited partnership

By: Viking Asset Management, LLC
Its: Investment Advisor

By:  _________________________________
Name:  S. Michael Rudolph
Title:  Chief Financial Officer

INITIAL PURCHASE AGENT:

VIKING ASSET MANAGEMENT, LLC, as Initial Purchase Agent

By: _________________________________
Name:
Title:

INITIAL BUYERS:

THE LONGVIEW FUND, L.P.,
a California limited partnership

By: Viking Asset Management, LLC
Its: Investment Adviser

By:  _________________________________
Name: S. Michael Rudolph
Title: Chief Financial Officer

LONGVIEW MARQUIS MASTER FUND, L.P.,
a British Virgin Islands limited partnership

By: Viking Asset Management, LLC
Its: Investment Advisor

By:  _________________________________
Name: S. Michael Rudolph
Title: Chief Financial Officer

Intercreditor Agreement Signature Page

ACKNOWLEDGMENT TO INTERCREDITOR AGREEMENT

Each of the undersigned hereby acknowledges and agrees to the terms and provisions of the foregoing Intercreditor Agreement (capitalized terms used and not defined herein having the meanings given such terms in said Intercreditor Agreement). By its signature below, each of the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions hereof.

Each of the undersigned agrees that any Buyer Party holding or otherwise controlling Collateral (the “Controlling Creditor”) does so as bailee (under the UCC) for and on behalf of the other Buyer Parties which have a Lien on such Collateral, and each Controlling Creditor is hereby authorized to and may turn over to Initial Purchase Agent (if Bridge Agent is the Controlling Creditor) or to Bridge Agent (if Initial Purchase Agent is the Controlling Creditor) upon request therefor any such Collateral, after all obligations and indebtedness of the undersigned to such Controlling Creditor shall have been fully paid and performed.

Each of the undersigned acknowledges and agrees that: (i) although it may sign this Intercreditor Agreement it is not a party hereto and does not and will not receive any right, benefit, priority or interest under or because of the existence of the foregoing Intercreditor Agreement and (ii) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the reasonable opinion of any of the Buyer Parties to effectuate the provisions and purposes of the foregoing Intercreditor Agreement. Each of the undersigned acknowledges and agrees that the value of any payments or distributions in cash, property or other assets received by the Initial Purchase Agent and/or Initial Buyers (to the extent of their interest in Initial Purchase Debt other than Senior Debt) that are paid over to the holders of Senior Debt pursuant to the Intercreditor Agreement shall not reduce any of the Initial Purchase Debt.

Dated September 19, 2008

SOUTH TEXAS OIL COMPANY,	STO PROPERTIES LLC,
a Nevada corporation	a Texas limited liability company

By: ___________________________________	By: ___________________________________
Name:	Name:
Title:	Title:

SOUTHERN TEXAS OIL COMPANY,	STO DRILLING COMPANY,
a Texas corporation	a Texas corporation

By: ___________________________________	By: ___________________________________
Name:	Name:
Title:	Title:

STO OPERATING COMPANY,
a Texas corporation

By: ___________________________________
Name:
Title: